ASSET PURCHASE AGREEMENT

                                  between

           HALL INSTITUTIONAL MORTGAGE FUND LIMITED PARTNERSHIP
                                 as Seller

                                    and

                        HALL FINANCIAL GROUP, INC.
                                 as Buyer

                       dated as of October 15, 1996

                             TABLE OF CONTENTS

                                                                       Page
                                                                       ----

I. TRANSFER OF LOANS. . . . . . . . . . . . . . . . . . . . . . . . . .   1
     Section 1.1    Loans to be Sold. . . . . . . . . . . . . . . . . .   1
     Section 1.2    Consideration.. . . . . . . . . . . . . . . . . . .   1
     Section 1.3    Closing.. . . . . . . . . . . . . . . . . . . . . .   2
     Section 1.4    Deliveries by Seller. . . . . . . . . . . . . . . .   2
     Section 1.5    Deliveries by Buyer.. . . . . . . . . . . . . . . .   2

II.  REPRESENTATIONS AND WARRANTIES OF SELLER AND GENERAL PARTNER . . .   2
     Section 2.1    Organization and Good Standing. . . . . . . . . . .   2
     Section 2.2    Authorization.. . . . . . . . . . . . . . . . . . .   3
     Section 2.3    Consents and Approvals. . . . . . . . . . . . . . .   3

III.  REPRESENTATIONS AND WARRANTIES OF BUYER . . . . . . . . . . . . .   3
     Section 3.1    Organization and Good Standing. . . . . . . . . . .   3
     Section 3.2    Authorization.. . . . . . . . . . . . . . . . . . .   4
     Section 3.3    Consents and Approvals. . . . . . . . . . . . . . .   4

IV.  OTHER OBLIGATIONS OF SELLER AND BUYER. . . . . . . . . . . . . . .   4
     Section 4.1    Survival of Representations.. . . . . . . . . . . .   4
     Section 4.2    Access. . . . . . . . . . . . . . . . . . . . . . .   4
     Section 4.3    Consents. . . . . . . . . . . . . . . . . . . . . .   4
     Section 4.4    Governmental Filings. . . . . . . . . . . . . . . .   5
     Section 4.5    Covenant to Satisfy Conditions. . . . . . . . . . .   5

V.  CONDITIONS PRECEDENT TO OBLIGATIONS OF BUYER. . . . . . . . . . . .   5
     Section 5.1    Representations and Warranties. . . . . . . . . . .   5
     Section 5.2    Performance.. . . . . . . . . . . . . . . . . . . .   5
     Section 5.3    No Injunction.. . . . . . . . . . . . . . . . . . .   5
     Section 5.4    Consents and Approvals. . . . . . . . . . . . . . .   5

VI.  CONDITIONS PRECEDENT TO OBLIGATIONS OF SELLER. . . . . . . . . . .   5
     Section 6.1    Representations and Warranties. . . . . . . . . . .   6
     Section 6.2    Performance.. . . . . . . . . . . . . . . . . . . .   6
     Section 6.3    No Injunction.. . . . . . . . . . . . . . . . . . .   6
     Section 6.4    Consents. . . . . . . . . . . . . . . . . . . . . .   6
     Section 6.5    Fairness Opinion. . . . . . . . . . . . . . . . . .   6

VII.  TERMINATION OF AGREEMENT. . . . . . . . . . . . . . . . . . . . .   6
     Section 7.1    Termination of Agreement. . . . . . . . . . . . . .   6

VIII.  MISCELLANEOUS. . . . . . . . . . . . . . . . . . . . . . . . . .   6
     Section 8.1    Expenses, Taxes, Etc. . . . . . . . . . . . . . . .   6
     Section 8.2    Further Assurances. . . . . . . . . . . . . . . . .   6
     Section 8.3    Parties in Interest.. . . . . . . . . . . . . . . .   7
     Section 8.4    Entire Agreement, Amendments and Waiver.. . . . . .   7
     Section 8.5    Headings. . . . . . . . . . . . . . . . . . . . . .   7
     Section 8.6    Notices.. . . . . . . . . . . . . . . . . . . . . .   7
     Section 8.7    GOVERNING LAW.. . . . . . . . . . . . . . . . . . .   7
     Section 8.8    Third Parties.. . . . . . . . . . . . . . . . . . .   8
     Section 8.9    Counterparts. . . . . . . . . . . . . . . . . . . .   8

                         ASSET PURCHASE AGREEMENT


     THIS ASSET PURCHASE AGREEMENT (the "Agreement"), dated as of August 6, 1996, is by and between Hall Financial Group, Inc., a Delaware corporation ("Buyer"), and Hall Institutional Mortgage Fund Limited Partnership, an Arizona limited partnership ("Seller").

                          INTRODUCTORY STATEMENT

     This Agreement sets forth the terms and conditions upon which Buyer agrees to purchase from Seller, and Seller agrees to sell to Buyer, loans made by Seller to certain of its affiliates (the "Loans").

     Accordingly, in consideration of the preceding statement and the mutual agreements, representations, warranties, covenants and conditions in this Agreement, and for other good, valuable and binding consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:


                          STATEMENT OF AGREEMENT

                           I. TRANSFER OF LOANS

     Section 1.1         Loans to be Sold.

          (a) Subject to the terms and conditions of this Agreement, at the Closing provided for in Section 1.4 hereof (the "Closing"), Seller shall sell, convey, assign, transfer and deliver to Buyer the Loans.

          (b) Such sale, conveyance, assignment, transfer and delivery shall be effected by delivery by Seller to Buyer of (i) the duly executed instruments of assignment and assumption with respect to the Loans whereby Buyer will be assigned all rights existing under the Loans and will assume all liabilities existing under the Loans (the "Instruments of Assignment and Assumption"); and (ii) such other good and sufficient instruments of conveyance and transfer as shall be necessary to vest in Buyer good, valid and marketable title to the Loans.

     Section 1.2 Consideration. In consideration of the aforesaid sale, conveyance, assignment, transfer and delivery of the Loans, Buyer shall deliver at the Closing the following:

          (a) a cash payment, certified check, official bank check or wire transfer of federal or other immediately available funds in an amount equal to $1,600,000 (the "Purchase Price"); and


     Section 1.3 Closing. The Closing of the transactions contemplated by this Agreement shall take place at the offices of Akin, Gump, Strauss, Hauer & Feld, L.L.P., 1700 Pacific Avenue, Suite 4100, Dallas, Texas, at 9:00 a.m. Dallas, Texas time, on ____________, 1996 (the "Closing Date"). The Closing Date may be postponed to such other date as Buyer and Seller may agree.

     Section 1.4 Deliveries by Seller. At the Closing, Seller shall deliver to Buyer (unless delivered previously), the following:

          (a) the Instruments of Assignment and Assumption (to be drafted by Buyer);

          (b) all other general instruments of transfer, assignment and conveyance in form and substance reasonably satisfactory to Buyer to evidence or perfect the sale, transfer and conveyance of the Loans to Buyer; and

          (c) executed counterparts of any consents or waivers required to be obtained by Seller which are referred to in Section 5.4 hereof.

     Section 1.5 Deliveries by Buyer. At the Closing, Buyer shall deliver to Seller (unless delivered previously) the following:

          (a) the cash payment, certified check, official bank check or wire transfer of federal or other immediately available funds for the Purchase Price; and


     II.  REPRESENTATIONS AND WARRANTIES OF SELLER AND GENERAL PARTNER

     Seller and Hall Apartment Associates, Inc. (the "Managing General Partner"), a Texas corporation which is the general partner of Hall 1985 Management Associates Limited Partnership, a Texas limited partnership which is the general partner of Hall Pension Fund Associates, a Texas limited partnership and the general partner of the Partnership, hereby represent and warrant to Buyer as follows:

     Section 2.1 Organization and Good Standing. Seller is a limited partnership duly formed, validly existing and in good standing as a limited partnership under the laws of the State of Arizona. Managing General Partner is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Texas. Each of Seller and Managing General Partner has the power and authority to conduct business as it is now being conducted and to own assets that it now owns.

     Section 2.2    Authorization.

          (a) Each such party has all requisite power and authority to enter into, execute, deliver and consummate the transactions contemplated by this Agreement and any instruments and agreements executed and delivered pursuant to this Agreement (collectively, the "Documents").

          (b) The Board of Directors of Managing General Partner has taken all action required by law or otherwise to authorize the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby, including the execution, delivery and consummation of the Documents. Other than obtaining the requisite consent of its limited partners of Seller in connection with the transactions contemplated hereby, no other act or proceeding on the part of Seller or the Managing General Partner is necessary to authorize this Agreement or any of the Documents or the transactions contemplated hereby or thereby. This Agreement is, and each of the Documents, when executed and delivered to Buyer by Managing General Partner, on behalf of Seller, will be, a valid and binding obligation of Seller enforceable against it in accordance with its terms, subject to bankruptcy, insolvency, reorganization and other laws and judicial decisions of general applicability relating to or affecting creditors' rights and to general principles of equity.

          (c) Seller has previously delivered to Buyer true and complete copies, certified by the Secretary or an Assistant Secretary of Managing General Partner, of the resolutions duly and validly adopted by the Board of Directors of Managing General Partner evidencing its authorization of the execution and delivery of this Agreement and the Documents and the consummation of the transactions contemplated hereby and thereby (which resolutions have not been modified, revoked or rescinded in any respect).

     Section 2.3    Consents and Approvals.  Except as set forth in
Schedule 2.3, Seller is not required to obtain, transfer or cause to be transferred any material consent, approval, license, permit or authorization of, or make any declaration, filing or registration with, any third party in connection with (a) the execution and delivery by Managing General Partner, on behalf of Seller, of this Agreement or any of the Documents or (b) the consummation by Seller and Managing General Partner of the transactions contemplated hereby or thereby, including but not limited to the sale of the Loans.


               III.  REPRESENTATIONS AND WARRANTIES OF BUYER

     Buyer hereby represents and warrants to Seller as follows:

     Section 3.1 Organization and Good Standing. Buyer is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware, and has the power to conduct business as it is now being conducted and to own assets that it now owns.

     Section 3.2    Authorization.

          (a) Buyer has all requisite corporate power and authority to enter into, execute, deliver and consummate the transactions contemplated by this Agreement and the Documents. The Board of Directors of Buyer has taken all action required by law or otherwise to authorize the execution and delivery of this Agreement and the Documents and the consummation of the transactions contemplated hereby and thereby. No other corporate act or proceeding on the part of Buyer is necessary to authorize this Agreement or any of the Documents or the transactions contemplated hereby or thereby. This Agreement is a valid and binding obligations of Buyer enforceable against Buyer in accordance with its terms, subject to bankruptcy, insolvency, reorganization and other laws and judicial decision of general applicability relating to or affecting creditors' rights and to general principles of equity.

          (b) Buyer has previously delivered to Seller true and complete copies, certified by the Secretary or Assistant Secretary of Buyer, of the resolutions duly and validly adopted by the Board of Directors of Buyer evidencing its authorization of the execution and delivery of this Agreement, the Documents and the consummation of the transactions contemplated hereby and thereby (which resolutions have not been modified, revoked or rescinded in any respect).

     Section 3.3    Consents and Approvals.  Except as set forth in
Schedule 3.3, Buyer is not required to obtain any material consent, approval, license, permit or authorization of, or make any declaration, filing or registration with, any third party or any public body or authority in connection with the execution and delivery by Buyer of this Agreement, the Documents, or the consummation by Buyer of the transactions contemplated hereby or thereby.


                IV.  OTHER OBLIGATIONS OF SELLER AND BUYER

     Section 4.1 Survival of Representations. All representations, warranties, covenants and agreements made by any party to this Agreement or pursuant hereto shall be true, complete and correct as of the date hereof and as of the Closing Date as though such representations, warranties, covenants and agreements were made at the Closing Date.

     Section 4.2 Access. In order that Buyer may have full opportunity to make such investigations as it shall desire to make of the affairs of Seller in connection with the transactions contemplated by this Agreement, Seller shall permit Buyer and its counsel, accountants, auditors and other representatives reasonable access during normal business hours to all of the offices, properties, books and records, contracts and commitments of Seller from the date hereof until such time as Buyer reasonably deems necessary to facilitate the transition of ownership.

     Section 4.3 Consents. Seller and Buyer shall use their best efforts to obtain prior to the Closing all consents necessary in connection with the consummation of the transactions contemplated hereby, including, without limitation, each of the consents, approvals, licenses, permits and authorizations listed or referred to in Schedule 2.3 or in Schedule 3.3. Each party agrees to assist and cooperate with the other in obtaining such consents, including furnishing financial and other information as may reasonably be requested by it or a third party.

     Section 4.4 Governmental Filings. As soon as practicable, Seller and Buyer shall make any and all filings and submissions to any governmental agency which are required to be made in connection with the transactions contemplated hereby. Seller shall furnish to Buyer and Buyer shall furnish to Seller such information and assistance as the other party or parties may reasonably request in connection with the preparation of any such filings or submissions.

     Section 4.5 Covenant to Satisfy Conditions. Seller, on the one hand, and Buyer, on the other hand, shall each use their respective best efforts to insure that the conditions set forth in Articles V and VI hereof, respectively, are satisfied, insofar as such matters are within their respective control.


             V.  CONDITIONS PRECEDENT TO OBLIGATIONS OF BUYER

     The obligations of Buyer under this Agreement are subject to the satisfaction at or before the Closing of each of the following conditions, any one or more of which may be waived by Buyer, in its sole discretion:

     Section 5.1 Representations and Warranties. The representations and warranties of Seller and Managing General Partner contained herein shall be true, complete and accurate in all material respects as of the date when made and as of the Closing Date as though such representations and warranties were made as of such date, except for any changes expressly permitted by the terms of this Agreement.

     Section 5.2 Performance. Seller shall have performed and complied in all material respects with all agreements, obligations and conditions required by this Agreement to be so performed or complied with by it at or prior to the Closing.

     Section 5.3 No Injunction. On the Closing Date, there shall be no effective injunction, writ, preliminary restraining order or any order of any nature issued by a court of competent jurisdiction restraining or prohibiting the consummation of the transactions contemplated hereby.

     Section 5.4 Consents and Approvals. All material licenses, permits, consents, approvals and authorizations of all third parties and governmental bodies and agencies, including the requisite consent of Seller's limited partners, shall have been obtained which are necessary in connection with the execution and delivery by Managing General Partner, on behalf of Seller, of this Agreement, and the consummation by Seller and Managing General Partner of the transactions contemplated hereby.


            VI.  CONDITIONS PRECEDENT TO OBLIGATIONS OF SELLER

     The obligations of Seller under this Agreement are subject to the satisfaction at or before the Closing, of each of the following conditions, any one or more of which may be waived by Seller in its sole discretion:

     Section 6.1 Representations and Warranties. The representations and warranties of Buyer contained herein shall be true, complete and accurate in all material respects as of the date when made and as of the Closing Date as though such representations and warranties were made as of such date, except for any changes expressly permitted by the terms of this Agreement.

     Section 6.2 Performance. Buyer shall have performed and complied in all material respects with all agreements, obligations and conditions required by this Agreement to be so performed or complied with by it at or prior to the Closing.

     Section 6.3 No Injunction. On the Closing Date, there shall be no effective injunction, writ, preliminary restraining order or any order of any nature issued by a court of competent jurisdiction restraining or prohibiting consummation of the transactions contemplated hereby.

     Section 6.4 Consents. Seller shall have obtained the requisite consent of its limited partners for the consummation by Seller and Managing General Partner of the transactions contemplated hereby.

     Section 6.5 Fairness Opinion. Managing General Partner shall have received a written opinion from Principal Financial Securities, Inc. or any other reputable investment banking firm that the Purchase Price is fair to Seller from a financial point of view.


                      VII.  TERMINATION OF AGREEMENT

     Section 7.1 Termination of Agreement. This Agreement may be terminated:

          (a) at any time prior to the Closing, by mutual agreement of Seller and Buyer; or
          (b) on the Closing Date, by either party, if any conditions precedent to such party's performance shall not have been satisfied on the Closing Date.



                           VIII.  MISCELLANEOUS

     Section 8.1 Expenses, Taxes, Etc. Except as otherwise provided herein, each of the parties hereto shall pay all fees and expenses incurred by it in connection with the transactions contemplated by this Agreement.

     Section 8.2    Further Assurances.

          (a) From time to time (including after the Closing Date), at Buyer's request and without further consideration, Seller shall execute and deliver to Buyer such documents and take such other action as Buyer may reasonably request in order to consummate more effectively the transactions contemplated hereby.

          (b) From time to time (including after the Closing Date), at Seller's request and without further consideration, Buyer shall execute and deliver such documents and take such other action as Seller may reasonably request in order to consummate more effectively the transactions contemplated hereby.

     Section 8.3 Parties in Interest. This Agreement shall be binding upon, inure to the benefit of, and be enforceable by the respective successors and permitted assigns of the parties hereto. The rights and obligations of Buyer and Seller hereunder may not be assigned without the consent of the other, except that Buyer shall have the right to assign any or all of its rights and obligations hereunder to any of its affiliates, provided that each such affiliate assumes Buyer's obligations hereunder.

     Section 8.4 Entire Agreement, Amendments and Waiver. This Agreement, the exhibits, the schedules and other writings referred to herein which form a part hereof shall constitute the entire understanding of the parties with respect to its subject matter. This Agreement supersedes all prior negotiations, agreements and understandings between the parties with respect to its subject matter. This Agreement may be amended only by a written instrument duly executed by the parties. Any condition to a party's obligations hereunder may be waived in writing by such party to the extent permitted by law.

     Section 8.5 Headings. The Article and Section headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of any provision of this Agreement.

     Section 8.6 Notices. Any notices or other communications required or permitted to be given hereunder shall be in writing and shall be sent to the parties at the following addresses or at such other addresses as shall be specified by the parties by like notice:

If to Buyer:

780 North St. Paul
Dallas, Texas 75234

If to Seller:

4455 East Camelback Road
Suite A-200
Phoenix, Arizona 85018

Such notices or other communications shall be deemed to have been duly given and received (i) on the day of sending if sent by personal delivery, cable, telegram, facsimile transmission or telex, (ii) on the next business day after the day of sending if sent by Federal Express or other similar express delivery service or (iii) on the fifth calendar day after the day of sending if sent by registered or certified mail (return receipt requested).

     SECTION 8.7 GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF TEXAS, WITHOUT REGARD TO ITS CONFLICTS OF LAW RULES.

     Section 8.8 Third Parties. Nothing herein expressed or implied is intended or shall be construed to confer upon or give to any person other than the parties hereto and their successor or permitted assigns, any rights or remedies under or by reason of this Agreement.

     Section 8.9 Counterparts. This Agreement may be executed simultaneously in several counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

          IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by the duly authorized officers of the parties hereto on the date first above written.

                    SELLER

                    HALL INSTITUTIONAL MORTGAGE FUND LIMITED PARTNERSHIP

                         By:  Hall Pension Fund Associates, General Partner

                              By:  Hall 1985 Management Associates Limited
                                   Partnership, General Partner

                                   By:  Hall Apartment Associates, Inc.,
                                        Managing General Partner


                                   By:  /s/Larry Levey
                                        --------------------------------
                                   Print Name:    Larry Levey
                                                  ----------------------

                                   Print Title:   Vice President
                                                  ----------------------


                         BUYER

                         HALL FINANCIAL GROUP, INC.


                         By:  /s/Donald L. Braun
                              ----------------------------------
                         Print Name:    Donald L. Braun
                                        ------------------------
                         Print Title:   Chief Financial Officer
                                        ------------------------